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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): February 20, 1998


                                  Advanta Corp.
             (Exact name of Registrant as specified in its charter)


         Delaware                     0-14120                23-1462070
  ----------------------            -----------             -------------
  (State or other juris-            (Commission             (IRS Employer
  diction of incorporation           File No.)            Identification No.)


         Welsh and McKean Roads, P.O. Box 844
              Spring House, Pennsylvania                      19477
       ----------------------------------------             ----------
       (Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code: (215) 657-4000


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

        On October 28, 1997, Advanta Corp., a Delaware corporation ("Advanta"), entered into a Contribution Agreement with Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet") (the "Contribution Agreement").

        A Special Meeting of stockholders of Advanta (the "Special Meeting") was held on February 20, 1998 at Advanta's headquarters. At the Special Meeting, holders of shares of Advanta Class A Common Stock and Class A Preferred Stock were asked to vote upon a proposal to approve the contribution of the consumer credit card business of Advanta to Fleet Credit Card, LLC, a Rhode Island limited liability company (the "LLC") in exchange for a 4.99% interest in the LLC, pursuant to the terms of the Contribution Agreement (the "Transaction"). Under the terms of the Contribution Agreement, Fleet would contribute its consumer credit card business to the LLC in exchange for a 95.01% interest in the LLC.

        At the Special Meeting, 12,754,956 votes were cast in favor of approving the Transaction, 53,954 votes were cast against the Transaction and 7,838 votes cast to abstain.

        The transactions contemplated by the Contribution Agreement were consummated on February 20, 1998.

        Pursuant to the terms of an Offer to Purchase dated January 20, 1998 (the "Offer to Purchase"), Advanta made a tender offer (the "Tender Offer") to purchase 7,882,750 shares of its Class A Common Stock, including associated Class A Purchase Rights (collectively, the "Class A Shares"), 12,482,850 shares of its Class B Common Stock, including associated Class B Purchase Rights (collectively, the "Class B Shares") and 1,078,930 shares of its Depositary Shares each representing a one one-hundredth interest in a share of 6-3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (the "SAILS Depositary Shares"). Advanta offered to purchase the Class A Shares and Class B Shares each at a purchase price, net to the seller, in cash of $40 per share and offered to purchase the SAILS Depositary Shares at a purchase price, net to the seller, in cash of $32.80 per share. The Tender Offer expired at 12:00 Midnight, New York City time on February 20, 1998 (the "Expiration Date").

        As of the Expiration Date, subject to final verification, approximately all of the outstanding Class A Shares, Class B Shares and SAILS Depositary Shares were tendered in accordance with the terms of the Offer to Purchase. A large number of the shares tendered were through Notices of Guaranteed Delivery. Depending on the number of shares ultimately delivered and the number of odd lots included in those deliveries, the proration factor for shares purchased may change.

        As more shares were tendered than the amount sought to be purchased by Advanta, the shares were purchased on a pro rata basis. The preliminary proration factor for shares purchased is expected to be 43% for the Class A Shares, 43% for the Class B Shares and 43% for the SAILS Depositary
Shares. The final proration factor will be announced as soon as it is available.

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        On February 21, 1998, Advanta issued a press release relating to the consummation of the transactions contemplated by the Contribution Agreement, a copy of which is filed herewith as Exhibit 99.1.

        On February 23, 1998, Advanta issued a press release relating to the shares purchased by Advanta pursuant to the Offer to Purchase, a copy of which is filed herewith as Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)    Financial Statements of Business Acquired.

               Not applicable.

        (b)    Pro Forma Financial Information.

               Not applicable.

        (c)    Exhibits.

               Exhibit 99.1 Press Release dated February 21, 1998.

               Exhibit 99.2 Press Release dated February 23, 1998.



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Advanta Corp.
                                  (Registrant)


Date:  February 24, 1998
                                  By:  /s/ Elizabeth H. Mai
                                     -------------------------------
                                       Elizabeth H. Mai
                                       Senior Vice President,
                                       Secretary and General Counsel

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                                  EXHIBIT INDEX


Exhibit     Description                                            Method of Filing
-------     -----------                                            ----------------
99.1        Press Release dated February 21, 1998.                 Filed electronically herewith.

99.2        Press Release dated February 23, 1998.                 Filed electronically herewith.


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